Independent Auditors' Consent



To the Shareholders and Board of Directors of Small Cap Blend Fund, Inc.:

We consent to the use of our report dated February 8, 1999, with respect to Small Cap Blend Fund, Inc., incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
April 27, 1999